Exhibit 5.1

         [LETTERHEAD OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP]


                                           December 22, 1998

VIA FACSIMILE AND FEDERAL EXPRESS

Semiconductor Laser International Corporation
15 Link Drive
Binghamton, NY 13904

Ladies and Gentlemen:

            Semiconductor Laser International Corporation, a Delaware corporation(the "Company"), intends to transmit for filing with the Securities and Exchang Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended(the "Registration Statement"), which relates to the sale by certain selling stockholders of up to 1,650,000 shares of the Company's Common Stock, par value $0.01 per share (the"Common Stock"). This opinion is an exhibit to the Registration Statement.

            We have acted as special counsel to the Company in connection with the proposed offer and sale of the Common Stock as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company. We have examined copies (in each case signed, certified or otherwise proved to our satisfaction) of the Company's charter and by-laws as presently in effect, minutes and other instruments evidencing actions taken by the Company's directors and stockholders, and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

            Our opinion in paragragh 1 is solely based on our review of the Certificate of Incorporation of the Company certified by the Secretary of the State of Delaware,certified on January 26, 1996, together with a certificate of the Company certifying that the Certificate of Incorporation has not been amended since such date.

            We note that we are members of the Bar of the State of New York and do not opine herein on the laws of any jurisdiction other than the State of New York and the federal laws of the United States. To the extent the opinions expressed herein involve the State of Delaware, our opinion is based solely on our reading of the Delaware General Corporation Law.

            Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that:

            1. The Company has been duly incorporated under the laws of the State of Delaware and has an authorized capital stock consisting of 20,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share.

            2. The Common Stock have been duly authorized and (subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws) will be legally and validly issued, fully-paid and non-assessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.

            This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes, except as expressly provided in the preceding paragraph.

                                                Very truly yours,


                                         SWIDLER BERLIN SHEREFF FRIEDMAN,LLP
SBSF,LLP:RAG;GA;DSR